Securities and Exchange Commission
                         Washington, DC 20549



                              FORM 8-K



                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934



                  Date of Report: February 3,2003



                   COMMISSION FILE NO. 0-26383



                 Atlantic Syndication Network, Inc.
       ------------------------------------------------------
      ( Exact name of registrant as specified in its chapter )




         Nevada                                 Number 88-
0325940
----------------------------                   ----------------
--
 State or other jurisdiction                      IRS Employer
of incorporation or organization             Identification
number





          6125 West Edna Ave
        Las Vegas, Nevada 89146                           89146
    ----------------------------------               ----------
-----
(Address of principal executive offices )               Zip
Code




                           702-388-8800
           -------------------------------------------------
          Registrant telephone number , including  area code:





ITEM 4 -  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On December 31,2002, Sellers & Associates, P.C.( referred to as
Sellers) resigned as the independent auditors of Atlantic
Syndication Network, Inc. (the "Registrant") and ( the
"Registrant" ) is currently in the process of engaging new independent auditors for its fiscal year ending February
28,2003.

The reports of (Sellers) on the Registrant's consolidated financial statements as of and for the two years ended February 28,2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and the report for the year ended February 28,2001 did not contain a qualified opinion. However, (Sellers) report for the year ended February 28,2002 contained a qualification due to significant losses by the Company over the past two years and the uncertainity regarding the Company's ability to continue as a going concern as described in Note 9 to the Registrant's financial statements for such fiscal year.

During the Registrant's two most recent fiscal years ended February 28,2001 and in the interim period from March 1, 2002 to December 31, 2002 there were no disagreements with ( Sellers) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ( Sellers ) would have caused them to make reference thereto in their report on the Registrant's financial statement.

During the Registrant's two most recent fiscal years ended February 28,2002 amd the interim period from March 1,2002 to December 31, 2002 there were no "reportable events" as defined in Item 304(a) (1) (v) of Regulation 8-K promulgated under the Securities Exchange Act of 1934.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

        Exhibits:

        (1) Letter of Sellers & Associates with respect to certain matter set forth herein.

                             SIGNATURES

Pursuant to the requirements of the Securities Exhange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atlantic Syndication Network, Inc
---------------------------------
         Registrant

Date: _____________    Add - FEB 4, 2003

/s/ Kent Wyatt Sr.
-----------------
   Signature

Kent Wyatt Sr.
CEO / President
( Duly Authorized Officer and
Principal Executive Officer )